EXHIBIT 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Number 333-114958) of Harsco Corporation of our report dated June 24, 2005 relating to the financial statements of the Harsco Retirement Savings and Investment Plan, which appears in this Form 11-K.




/S/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 24, 2005